As filed with the Securities and Exchange Commission on March 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THIRD HARMONIC BIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	83-4553503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1700 Montgomery Street, Suite 210 San Francisco, California 94111	94111
(Address of Principle Executive Offices)	(Zip Code)

2022 Equity Incentive Plan

2022 Employee Stock Purchase Plan

(Full title of the plans)

Natalie Holles

Chief Executive Officer

Third Harmonic Bio, Inc.

1700 Montgomery Street, Suite 210

San Francisco, California 94111

(Name and Address of Agent for Service)

(209) 727-2457

(Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Effie Toshav, Esq.

Robert A. Freedman, Esq.

Ryan Mitteness, Esq.

Fenwick & West LLP

401 Union Street, 5th Floor

Seattle, WA 98101

(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Third Harmonic Bio, Inc., (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (a) 2,254,514 additional shares of the Registrant’s common stock, par value $0.0001 per share (“common stock”) under the Registrant’s 2022 Equity Incentive Plan and (b) 450,902 additional shares of the Registrant’s common stock under the Registrant’s 2022 Employee Stock Purchase Plan, pursuant to the provisions in those plans providing for either increases in the available minimum share reserve or an automatic annual increase in the number of shares reserved for issuance under such plans on January 1, 2025. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on September 15, 2022 (Registration No. 333-267445), March  29, 2023 (File No. 333-270935) and March  26, 2024 (File No. 333-278232) to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 27, 2025, pursuant to Section 13(a) of the Exchange Act;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-41498) filed on September 8, 2022 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-41498	3.1	11/9/2022

3.2	Amended and Restated Bylaws of the Registrant	8-K	001-41498	3.1	12/21/2022

4.1	Form of Registrant’s Common Stock certificate	S-1/A	333-267022	4.1	09/08/2022

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Deloitte & Touche LLP					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2022 Equity Incentive Plan, and forms of award agreements thereunder	S-1/A	333-267022	10.3	09/08/2022

99.2	2022 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-267022	10.4	09/08/2022

107	Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on this 27th day of March, 2025.

THIRD HARMONIC BIO, INC.

By:	/s/ Natalie Holles
Natalie Holles
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Natalie Holles and Christopher M. Murphy, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date

/s/ Natalie Holles	Chief Executive Officer and Director	March 27, 2025
Natalie Holles	(Principal Executive Officer)

/s/ Christopher M. Murphy	Chief Financial and Business Officer and Treasurer	March 27, 2025
Christopher M. Murphy	(Principal Accounting and Financial Officer)

/s/ Mark Iwicki	Chairman and Director	March 27, 2025
Mark Iwicki

/s/ David Bonita	Director	March 27, 2025
David P. Bonita, M.D.

/s/ Michael Gladstone	Director	March 27, 2025
Michael Gladstone

/s/ Geoff McDonough	Director	March 27, 2025
Geoff McDonough, M.D.

/s/ H. Martin Seidel	Director	March 27, 2025
H. Martin Seidel, Ph.D.

/s/ Thomas M. Soloway	Director	March 27, 2025
Thomas M. Soloway